Exhibit 99.1.2

JOINT FILING AGREEMENT

    Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D to which this exhibit is attached is filed on behalf of each of them.

Date: February 13, 2017

DISCOVERY COMMUNICATIONS, INC.

By:	/s/ David M. Zaslav
Name:	David M. Zaslav
Title:	President and Chief Executive Officer

DISCOVERY LIGHTNING INVESTMENTS LTD.

By:	/s/ Roanne Weekes
Name:	Roanne Weekes
Title:	Director